Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made effective February 6, 2009, between Trycera Financial, Inc., a corporation formed under the laws of the State of Nevada with its principal place of business at 1656 Reunion Avenue, Suite 250, South Jordan, UT 84095 (“TRYCERA”), and Ray A. Smith (“the Employee”).

WHEREAS, TRYCERA desires to engage the services of the Employee as Chief Executive Officer, and the Employee is willing to render such services to TRYCERA in consideration of the terms and conditions agreed to by the parties; and

WHEREAS, the Board of Directors of TRYCERA (the “Board”) has approved the employment of the Employee on the terms and conditions set forth in this on Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, TRYCERA agrees to employ the Employee, and the Employee agrees to perform services for TRYCERA as an employee, upon the terms and conditions set forth herein.

1.
TERM.

The initial term of this Agreement shall be for a period of one (1) year and shall end on or be renewable in additional one (1) year increments, unless it is terminated earlier as provided herein.  Beginning on that date, and on each anniversary thereafter, unless it is terminated earlier as provided herein or TRYCERA delivers written notice to the Employee of its intention not to extend the Agreement at least ninety (90) days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year.  The restrictive covenants in Sections 9, 10, and 12 hereof shall survive the termination of this Agreement.

2.
TITLE AND DUTIES.

The Employee shall be employed as Chief Executive Officer.  The Board shall appoint the Employee as an executive officer of TRYCERA.  The Employee shall perform such services consistent with his position as might be assigned to him from time to time and are consistent with the bylaws of TRYCERA.  The Board and Employee shall have such responsibilities and authority as is commensurate with such offices and as may be prescribed by the Board and bylaws of TRYCERA.  The Board shall have the right to review and change the responsibilities of Employee from time to time as it may deem necessary or appropriate, provided, however, that such responsibilities shall be consistent with the employee’s position, or skills and ability as the Chief Executive Officer.  The effective date of this Agreement shall be the day and year first above written (the “Effective Date”).

3.
LOCATION.

The Employee’s place of employment shall be the offices of TRYCERA described above, or at such other location as mutually agreed between Employee and the Board.

4.
EXTENT OF SERVICES.

a.
DUTY TO PERFORM SERVICES.

The Employee agrees to devote not less than (50) hours per week to the performance of his duties under this Agreement for TRYCERA and any corporation controlled by TRYCERA now or during the term of this Agreement.  Notwithstanding the foregoing, the Employee may engage in outside business ventures so long as such ventures are not engaged in business reasonably similar to, or which may reasonably compete with, the business of TRYCERA, unless a joint venture agreement has been signed with TRYCERA for outside ventures.  Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein.  The Employee agrees to adhere to TRYCERA’s published policies and procedures, as adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote TRYCERA’s interest, reputation, business, and welfare.

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

b.
CORPORATE OPPORTUNITIES.

The Employee agrees that he will not take personal advantage of any TRYCERA business opportunities that arise during his employment with TRYCERA and that might be of benefit to TRYCERA.  All material facts regarding such opportunities must be promptly reported to the Board for consideration by TRYCERA.

5.
COMPENSATION AND BENEFITS.

a.
BASE SALARY.

The Employee’s monthly salary shall be Ten Thousand Dollars ($10,000.00) for the first year.  The base salary shall commence upon TRYCERA receiving an initial minimum funding amount of Three Hundred Thousand Dollars ($300,000.00) and shall be payable in equal installments in accordance with TRYCERA’s standard payroll practices.  Payment or partial payment or accrual of payment shall commence on “Effective Date” stated above, but only if the initial minimum funding of $300,000 is received by the Company on or before March 31, 2009.  The Employee’s annual base salary shall be reviewed no less frequently than quarterly for increases and bonuses in the discretion of the TRYCERA Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to TRYCERA, the financial condition of TRYCERA, and the Employee’s value to TRYCERA relative to other members of the executive management of TRYCERA; provided, however, that at no time during the term of this Agreement shall the Employee’s base salary be decreased from the base salary then in effect except as part of an general program of salary adjustment by TRYCERA applicable to all executive vice presidents and above.

b.
COMPENSATION FOR ACCEPTING EMPLOYMENT

As a signing bonus for entering into this Agreement, and for any services rendered, or contributions made, to TRYCERA prior to the Effective Date of this Agreement, Employee shall receive the following compensation:

(i)
 Stock.  A stock package shall be offered to Employee at the time of closing of a Reverse Merger/Acquisition of a new business model.  Employee must satisfy all current outstanding liabilities of TRYCERA before any type of stock package will be negotiated.

(ii)
No cash signing bonus.

c.
REIMBURSEMENT OF BUSINESS EXPENSES.

TRYCERA shall promptly reimburse the Employee for all reasonable pre-approved travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as TRYCERA may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.  Specifically, effective at the time of the commencement of the payment of salary as provided in Section 5(a) above, TRYCERA shall provide an expense allowance for Employee up to $2,000 per month for personal or small group entertainment and business lunches or dinners subject to written approval by the Board.

6.
TERMINATION OF EMPLOYMENT.

a.
TERMINATION DUE TO DEATH.

The Employee’s employment and this Agreement shall terminate immediately upon his death.  If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

(i)
payment of any unpaid portion of his base salary through the date of such termination;

(ii)
reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)
the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)
full and immediate vesting of any unvested Shares or Options;

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

(v)
 any pension survivor benefits that may become due pursuant to any employee benefit plan or program of Trycera; and

(vi)
payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

b.
TERMINATION DUE TO DISABILITY.

Trycera may terminate the Employee’s employment at any time if the Employee becomes disabled, upon written notice by Trycera to the Employee.  For all purposes under this Agreement, “Disability” shall mean that the Employee, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Employee’s incapacity due to physical or mental illness.  If the Employee’s employment is terminated due to his disability, he shall be entitled to:

(i)
payment of any unpaid portion of his base salary through the date of such termination;

(ii)
reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)
the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)
full and immediate vesting of any unvested Shares or Options; and

(v)
payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

As soon as administratively possible following the Effective Date, Trycera shall make available to the Employee, and other similarly-situated employees, a disability benefit plan, paid by Trycera, that provides monthly payments to Employee equal to at least two thirds (2/3) of the highest monthly base salary Employee receives pursuant to this Agreement, which payment will continue for as long as Employee remains disabled.

c.
TERMINATION FOR CAUSE.

Trycera may terminate the Employee’s employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below.  If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:

(i)
 payment of any unpaid portion of his base salary through the date of such termination;

(ii)
reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)
the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)
payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

For purposes of this Agreement, a termination for “Cause” shall mean:  (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere, to any felony involving moral turpitude, (ii) fraud, misappropriation or embezzlement by Employee in connection with Employee’s duties to Trycera, or (iii) Employee’s failure or misconduct in the performance of his duties to Trycera.

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

d.
TERMINATION WITHOUT CAUSE OR CONSTRUCTIVE TERMINATION WITHOUT CAUSE.

Trycera may terminate the Employee’s employment at any time without Cause. If the Employee’s employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from Trycera the following:

(i)
payment of any unpaid portion of his base salary through the date of such termination;

(ii)
reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)
the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)
payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee;

(v)
a severance benefit in an amount equal to ninety days (90) salary at employees then current rate, provided that the Company has raised a minimum of $300,000 through the efforts of Employee on or before March 31, 2009.

For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee’s prior written consent, of one or more of the following events not on account of Cause:

(1)
the failure of Trycera to obtain an assumption in writing of its obligation to perform under this Agreement by any successor to all or substantially all of the assets of Trycera in connection with any merger, consolidation, sale or similar transaction; or

(2)
any material breach of this Agreement by Trycera.

In the event the Employee is terminated without Cause or there is a constructive termination without Cause, each party shall provide the other with written notice not less than thirty (30) days before the effective date of the termination of employment.

e.
VOLUNTARY TERMINATION.

If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

(i)
payment of any unpaid portion of his base salary through the effective date of such termination;

(ii)
reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)
the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)
payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of Trycera, this Agreement, or any other agreement between Trycera and the Employee.

A voluntary termination under this paragraph shall be effective upon thirty (30) days’ prior written notice to Trycera unless the parties mutually agree to extend the effective date.

f.
MUTUAL TERMINATION.

The parties may mutually agree to terminate this Agreement at any time.

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

7.
MITIGATION AND OFFSET.

If the Employee’s employment is terminated during the term of this Agreement pursuant to TRYCERA, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment.  The obligation of TRYCERA to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that TRYCERA may assert, or due to any other employment or source of income obtained by the Employee.

8.
ENTITLEMENT TO OTHER BENEFITS.

Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

9.
CONFIDENTIALITY.

While employed by TRYCERA and thereafter, Employee shall not, directly or indirectly, use any Confidential Information (as defined below) other than pursuant to his employment by and for the benefit of TRYCERA or its subsidiaries, or disclose any Confidential Information to anyone outside of TRYCERA, whether by private communication, public address, publication or otherwise, or disclose any Confidential Information to anyone within TRYCERA who has not been authorized to receive such information, except as directed in writing by an authorized representative of TRYCERA.  The term “Confidential Information” as used throughout this Agreement shall mean all trade secrets, proprietary information, know-how, data, designs, specifications, processes, customer lists, and other technical or business information (and any tangible evidence, record, or representation thereof), whether prepared, conceived, or developed by an employee of TRYCERA (including Employee) or received by TRYCERA from an outside source, which is in the possession of TRYCERA (whether or not the property of TRYCERA), which in any way relates to the business of TRYCERA or its subsidiaries, which is maintained in confidence by TRYCERA, or which might permit TRYCERA or its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information.  Without limiting the generality of the foregoing, Confidential Information shall include:

(1)
any idea, improvement, invention, innovation, development, technical data, design, formula, device, pattern, concept, art, method, process, machine, manufacturing method, composition of matter, computer program, software, firmware, source code, object code, algorithm, subroutine, object module, schematic, model, diagram, flow chart, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

(2)
the name of any customer or prospective customer, or any other customer or prospective customer information, any sales plan, marketing material, plan or survey, business plan or opportunity, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the business of TRYCERA or any customer.

Notwithstanding the foregoing, the term Confidential Information shall not apply to information which (i) TRYCERA has voluntarily disclosed to the public without restriction, (ii) has otherwise lawfully entered the public domain, or (iii) the Employee is required to use or disclose pursuant to an order of law (provided that employee shall provide notice to TRYCERA of such action).

Employee acknowledges that TRYCERA from time to time has in its possession information which is claimed by customers and potential business partners or affiliates to be proprietary and which TRYCERA has agreed to keep confidential.  Employee agrees that all such information shall be Confidential Information for purposes of this Agreement.

10.
NON-SOLICITATION, NONCOMPETITION AND CIRCUMVENT.

Effective on the date that his employment with TRYCERA terminates and for a period of twenty-four (24) months thereafter, the Employee shall not directly (a) employ or solicit for employment, or assist in any way in solicitation for employment, any person employed by TRYCERA or any of its subsidiaries or affiliates then or at any time within the preceding twenty-four (24) months; or (b) solicit, or assist in any way in the solicitation of business from any of TRYCERA’s or its affiliates’ clients or prospective clients, either for the Employee’s own benefit or the benefit of anyone other than TRYCERA, unless the business being solicited is not competitive with the services or products provided by TRYCERA or its affiliates.  Clause (b) shall not apply unless the business being solicited is in a line of business in which TRYCERA was already engaged or already had under active consideration while the Employee was employed by TRYCERA or is a natural extension of such a line of business with a client that was an existing client of TRYCERA during that time.

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

During the term of this Agreement and for a period of twenty-four (24) months following the term hereof, Employee shall not, directly or indirectly, on his own behalf, or as owner, manager, stockholder, consultant, director, officer, or employee of any business entity (except as a holder of not more than 1% of the stock of a publicly held company) participate, directly or indirectly, in any capacity, in any business that derives more than twenty percent (20%) of its revenues from services or products which would compete directly with a line of business in which TRYCERA was already engaged or already had under active consideration while the Employee was employed by TRYCERA or is a natural extension of such a line of business with a client that was an existing client of TRYCERA during that time.

11.
EMPLOYEE REPRESENTATION.

The Employee represents and warrants to TRYCERA that he is not now under any obligation of a contractual or other nature to any person, business or other entity that is inconsistent or in conflict with this Agreement or that would prevent him from performing his obligations under this Agreement.

12.
OWNERSHIP AND ASSIGNMENT OF INTELLECTUAL PROPERTY.

Employee agrees that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, records, files, memoranda, plans, sketches and all other documents and materials containing, representing, evidencing, recording, or constituting any Confidential Information (as defined in Section 9 above), however and whenever produced (whether by Employee or others) during the course of his employment with TRYCERA, shall be the sole property of TRYCERA.

Employee agrees that all Confidential Information and all other discoveries, inventions, ideas, specifications, designs, concepts, research and other information, processes, products, methods and improvements, or parts thereof conceived, developed, or otherwise made by him, alone or jointly with others and in any way relating to TRYCERA’s present or proposed products, programs or services or to tasks assigned to him during the course of his employment, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the period of his employment with TRYCERA, whether or not made during his regular working hours, and whether or not made on TRYCERA’s premises, and whether or not disclosed by him to TRYCERA (hereinafter referred to as “Intellectual Property”), together with all products or services which embody or emulate any Intellectual Property, shall be the sole property of TRYCERA.

Employee agrees to, and hereby does, assign to TRYCERA all his right, title and interest throughout the world in and to all Intellectual Property and to anything tangible, which evidences, incorporates, constitutes, represents or records any Intellectual Property.  Employee agrees that all Intellectual Property shall constitute works made for hire under the copyright laws of the United States and hereby assigns and, to the extent any such assignment cannot be made at present, Employee hereby agrees to assign to the Company all copyrights, patents and other proprietary rights Employee may have in any Intellectual Property, together with the right to file for and/or own wholly without restriction United States and foreign patents, trademarks, and copyrights.  Employee agrees to waive, and hereby waives, all moral rights or proprietary rights in or to any Intellectual Property and, to the extent that such rights may not be waived, agrees not to assert such rights against the Company or its licensees, successors, or assigns.

Employee hereby certifies that EXHIBIT A sets forth any and all Confidential Information and intellectual property that Employee claims as his own or otherwise intends to exclude from this Agreement because it was developed by him prior to the date of this Agreement.  Employee understands that after execution of this Agreement he shall have no right to exclude Confidential Information or Intellectual Property from this Agreement.

13.
ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall, if TRYCERA or the Employee so elects, be settled by arbitration, in accordance with the Commercial Arbitration Rules procedures of the American Arbitration Association. Arbitration shall occur before a single arbitrator, provided, however, that if the parties cannot agree on the selection of such arbitrator within thirty (30) days after the matter is referred to arbitration, each party shall select one arbitrator and those arbitrators shall jointly designate a third arbitrator to comprise a panel of three arbitrators.  The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of Utah.  TRYCERA and the Employee each irrevocably consent to the jurisdiction of the federal and state courts located in State of Utah for this purpose.  The arbitrator shall be authorized to allocate the costs of arbitration between the parties.  Notwithstanding the foregoing, TRYCERA, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief in order to avoid irreparable harm and such other relief as TRYCERA shall elect to enforce the Employee’s covenants in Sections 9, 10, and 12 hereof.

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

14.
LEGAL EXPENSES.

Except as provided in Section 13 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

15.
INDEMNIFICATION.

TRYCERA agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee or TRYCERA, or is or was serving at the request of TRYCERA as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be Indemnified and held harmless by TRYCERA to the fullest extent permitted or authorized by TRYCERA’s articles of incorporation and bylaws.  To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of TRYCERA or other such entity described above, and shall inure to the benefit of the Employee’s heirs, executors and administrators.  TRYCERA shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by TRYCERA of a written request for such advance.  Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.

Neither the failure of TRYCERA (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by TRYCERA (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.

Employee understands and acknowledges that TRYCERA may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of TRYCERA’s right under public policy to indemnify Employee.

16.
ASSIGNABILITY AND BINDING NATURE.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Employee) and assigns.  No rights or obligations may be assigned or transferred by TRYCERA except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which TRYCERA is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of TRYCERA, provided that the assignee or transferee is the successor to all or substantially all of the assets of TRYCERA and such assignee or transferee assumes the liabilities, obligations, and duties of TRYCERA, as contained in this Agreement, either contractually or as a matter of law.  TRYCERA further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to Cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of TRYCERA under this Agreement.  Notwithstanding any such assignment, TRYCERA shall not be relieved from liability under this Agreement. No rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

17.
NOTICES.

All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

If to TRYCERA:

Trycera Financial, Inc.
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Attn:  Ronald N. Vance, President

If to the Employee:

Ray A. Smith
PO Box 2363
Pasadena, CA 91102

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

18.
AMENDMENT.

This agreement may be amended or modified only by a written instrument executed by both TRYCERA and the Employee.

19.
PRONOUNS.

Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

20.
CAPTIONS.

The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

21.
TIME.

All references herein to periods of days are to calendar days, unless expressly provided otherwise.  Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

22.
ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between TRYCERA and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

23.
SEVERABILITY.

In case any TRYCERA hereof shall be held by a court or arbitrator with jurisdiction over TRYCERA or the Employee to be invalid, illegal, or otherwise unenforceable, such TRYCERA shall be restated to reflect as nearly as possible the original intentions of TRYCERA and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining TRYCERA’s shall in not way be affected or impaired thereby.

24.
WAIVER.

No delays or omission by TRYCERA or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right.  A waiver or consent given by TRYCERA or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

25.
GOVERNING LAW.

This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Utah (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, the State of Utah and in no other place.

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials

[Missing Graphic Reference]

26.
SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of both TRYCERA and the Employee and their respective successors and assigns, including any entity with which or into which TRYCERA might be merged or that might succeed to its assets or business or any entity to which TRYCERA might assign its rights and obligations hereunder; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.

27.
WITHHOLDING.

TRYCERA may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency.  The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

28.
COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

29.
FULL KNOWLEDGE.

By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

IN WITNESS WHEREOF, TRYCERA and the Employee have executed this Agreement effective as of the day and year first written above.

TRYCERA:
Trycera Financial, Inc.

Date:  February 6, 2009
By:  /s/ Ronald N. Vance
Ronald N. Vance, President

EMPLOYEE:

Date:  February 6, 2009
/s/ Ray A. Smith
Ray A. Smith

/s/ RNV	/s/ RAS
Trycera Initials	Employee Initials